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                                                                  EXHIBIT 24(b)

                                 CERTIFICATE

The undersigned certifies that he is the Senior Vice President and Secretary of Firstar Corporation, a Wisconsin corporation, and that attached hereto as Exhibit A is a true, complete and correct copy of certain resolutions duly adopted at the July 20, 1995 meeting of the Board of Directors of the Corporation, at which a quorum was present and acting throughout, and that none of such resolutions have been amended or repealed and all such resolutions are in full force and effect as of the date of this Certificate.

Signed and sealed this 7th day of August, 1995.


                                         /s/ William J. Schulz
                                         -----------------------------------
                                         William J. Schulz
                                         Senior Vice President and Secretary
(SEAL)

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                                                             EXHIBIT A

                        ISSUANCE AND SALE OF NOTES

AUTHORIZATION OF ISSUANCE AND PUBLIC OFFERING

     RESOLVED, that, subject to the limitations set forth in these resolutions, the Corporation issue and sell up to $125,000,000 aggregate principal amount of indebtedness consisting of senior or subordinated notes (the "Notes"), having a maturity date of up to ten years from the date of issuance thereof, in such principal amount, at such fixed or variable interest rate, and upon such additional terms and conditions, as may be fixed by the Chairman of the Board, the President, or the Senior Vice President-Finance and Treasurer.

     RESOLVED, that the Chairman of the Board, the President and the Senior Vice President-Finance and Treasurer, and each of them, be and they hereby are authorized to (i) determine the terms, conditions and provisions of the Notes, including, without limitation, their principal amounts of up to $125,000,000 in the aggregate; the fixed or variable stated rates of interest to be borne by the Notes; the maturity dates of the Notes, up to a maximum of ten years; the price or prices for redemption of the Notes, pursuant to any sinking fund or otherwise, and any limitations on the Corporation's redemption rights; and the restrictive covenants, if any, to be imposed upon the Corporation relative to any such Notes; (ii) designate the Trustee to serve under the indenture (the "Indenture") covering the issuance of the Notes; (iii) designate paying agents, transfer agents, authenticating agents, trustees or registrars or any other person or entity to act in connection with the Notes for or on behalf of the holders thereof, any or all of which may be affiliates of the Corporation; and
(iv) approve the purchase prices to be paid by the several underwriters and the initial public offering prices with respect to the Notes.

     RESOLVED, that the Chairman of the Board, the President, the Senior Vice President-Finance and Treasurer, the Senior Vice President and General Counsel, and the Senior Vice President and Secretary, and each of them, be and they hereby are authorized to execute and deliver for and on behalf of the Corporation an underwriting agreement (the "Purchase Agreement"), with respect to the Notes, between the Corporation and representatives of the various several underwriters participating in the public offering or offerings of the Notes including Merrill Lynch and any other party or parties selected by such officer or officers, substantially in the form presented to this meeting, with such terms and changes, if any, therein as may be approved by the officer or officers executing the same, as conclusively evidenced by his or their execution thereof.

AUTHORIZATION OF REGISTRATION STATEMENT AND AMENDMENTS

     RESOLVED, that preparation of a Registration Statement on Form S-3 or such other form as may be appropriate covering the Notes, including prospectuses, exhibits and other documents to be filed with the Securities and Exchange Commission (the "Commission") for the purpose of registering the offer and sale of the Notes under the Securities Act of 1933, as amended, be and it hereby is in all

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respects approved; that the directors and appropriate officers of the
Corporation, and each of them, be and they hereby are authorized to execute (whether for and on behalf of the Corporation, or as an officer or director of the Corporation, or otherwise), such Registration Statement (including amendments to the prospectus and the addition or amendment of exhibits and other documents relating thereto or required by law or regulation in connection therewith), any and all amendments (including post-effective amendments) to the Registration Statement or a new Registration Statement, in such form as such directors and officers may deem necessary, appropriate or desirable, as conclusively evidenced by their execution thereof; and that the appropriate officers of the Corporation, and each of them, be and they hereby are authorized to cause such Registration Statement, amendments to the Registration Statement or new Registration Statement, so executed, to be filed with the Commission; and that the appropriate officers of the Corporation, and each of them, be and they hereby are authorized to make such payments, and do such other acts or things as in their opinion, may be necessary or desirable in order to effect any such filing, to cause the Registration Statement to become effective, and to maintain the Registration Statement in effect so long as they deem it to be in the best interests of the Corporation.

        RESOLVED, that Howard H. Hopwood, Senior Vice President and General Counsel of the Corporation, is hereby designated as the person duly authorized to receive communications and notices from the Commission with respect to the Registration Statement and with the powers conferred upon him as such person by the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

AUTHORIZATION OF POWER OF ATTORNEY

        RESOLVED, that each officer and director who may be required to execute any such Registration Statement or any amendment thereto or document in connection therewith (whether for and on behalf of the Corporation, or as an officer or director of the Corporation, or otherwise), be and hereby is authorized to execute a power of attorney appointing Roger L. Fitzsimonds, John
A. Becker, Howard H. Hopwood, William H. Risch and William J. Schulz, and each of them, severally, his or her true and lawful attorney or attorneys to sign in his or her name, place and stead in any such capacity any such Registration Statement and any and all amendments (including post-effective amendments) thereto and documents in connection therewith, and to file the same with the Commission, each of said attorneys to have power to act with or without the other, and to have full power and authority to do and perform, in the name and on behalf of each of said officers and directors who shall have executed such power of attorney, every act whatsoever which such attorneys, or any of them, may deem necessary, appropriate or desirable to be done in connection therewith as fully and to all intents and purposes as such officers or directors might or could do in person.

AUTHORIZATION OF INDENTURE; NOTES

        RESOLVED, that the Chairman of the Board, the President, the Senior Vice President-Finance and Treasurer, the Senior Vice President and General Counsel, and the Senior Vice President and Secretary, and each of them, be and they hereby are authorized for and on behalf of the Corporation, to execute, acknowledge and deliver, under the seal of the Corporation, attested by the Secretary or an Assistant Secretary, an Indenture in substantially the form presented at this meeting, between the Corporation and a Trustee selected by the Corporation, covering the issuance of the

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Notes, containing such changed or additional terms and provisions as the officer or officers executing such Indenture may deem necessary, appropriate or desirable, as conclusively evidenced by his or their execution thereof, subject to the limitations set forth in these Resolutions designated "Authorization of Indenture; Notes." The Indenture to be executed, acknowledged and delivered on behalf of the Corporation may be in the form of an indenture which provides for the unlimited issuance of senior or subordinated notes from time to time, in one or more series, which may contain such additional terms as may be negotiated in connection with the issuance of any such notes, provided that the issuance of any such additional notes, other than the $125,000,000 of Notes authorized hereby, will require further authorization by this Board of Directors.

        RESOLVED, that the Chairman of the Board, the President, or the Senior Vice President-Finance and Treasurer and each of them be and they hereby are authorized to execute and deliver, or cause to be executed and delivered, any and all Officer's Certificates, legal opinions or other certificates authorizations or instructions as are required to be issued and delivered under the Indenture in connection with the execution, authentication and delivery of the Notes.

        RESOLVED, that the Chairman of the Board, the President, or the Senior Vice President-Finance and Treasurer and either the Senior Vice President and Secretary or any Assistant Secretary, be and they hereby are authorized for and on behalf of the Corporation and under the seal of the Corporation (which may be a facsimile of such seal) to execute (by manual or facsimile signature) a certificate or certificates representing the Notes, up to an aggregate principal amount of $125,000,000 (and, in addition, certificates to replace any of such certificates which are lost, stolen, mutilated or destroyed and certificates required for exchange, substitution or transfer, all as provided in the Indenture), in fully registered form in substantially the form of either the Global Certificate presented at this meeting, with such changes therein and additions thereto as the officer of officers executing such Global Certificate may deem necessary, appropriate or desirable, as conclusively evidenced by his or their execution thereof, or a Note Certificate in such form as may be approved by the officer or officers executing such Note Certificates, as conclusively evidenced by his or their execution thereof.

AUTHORIZATION OF SINKING FUND

        RESOLVED, that the Chairman of the Board, the President and the Senior Vice President-Finance and Treasurer, and each of them, be and they hereby are authorized in the name and for and on behalf of the Corporation to purchase, or arrange for the purchase of, the Notes in connection with any sinking fund under the provisions of the Indenture, including any optional sinking fund provisions, which may be included in the Indenture in the form in which it shall be executed and delivered pursuant to the foregoing resolution.

AUTHORIZATION OF REDEMPTION; REPURCHASE

        RESOLVED, that the appropriate officers of the Corporation may exercise the Corporation's rights of redemption, if any, pursuant to the Notes and the Indenture.

        RESOLVED, that the appropriate officers of the Corporation may purchase Notes from time to time from the holders thereof provided that such repurchased Notes shall be delivered by the Corporation to the Trustee under the Indenture for cancellation.

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AUTHORIZATION OF BLUE SKY APPLICATIONS

     RESOLVED, that it is desirable and in the best interest of the Corporation that its securities be qualified or registered for sale in various states; that the Chairman of the Board, the President, or any Senior Vice President and either the Senior Vice President and Secretary or any Assistant Secretary be and they hereby are authorized to determine the states in which appropriate action shall be taken to qualify or register for sale all or such part of the securities of the Corporation as said officers may deem advisable; that said officers are hereby authorized to perform on behalf of the Corporation any such acts as they may deem necessary or advisable in order to comply with the applicable laws of any such states, and in connection therewith to execute and file all requisite papers and documents, including but not limited to, applications, reports, surety bonds, irrevocable consents and appointments of attorneys for service of process; and the execution by such officers of any such paper or document or the doing by them of any act in connection with the foregoing matters shall conclusively establish their authority therefor from the Corporation and the approval and ratification by the Corporation of the papers and documents so executed and the action so taken.

AUTHORIZATION OF OTHER ACTION

     RESOLVED, that the appropriate officers of the Corporation, and each of them, be and they hereby are authorized and empowered, in the name and for and on behalf of the Corporation, to take any action or to cause action to be taken, including the payment of expenses, and to execute and deliver any and all letters, documents, certificates, agreements or other writings, that such officer or officers may deem necessary, appropriate or desirable in order to enable the Corporation fully to exercise its rights and to perform its obligations under the Purchase Agreement, Indenture, Notes, Registration Statement, or any other agreement referred to in these Resolutions designated "Issuance and Sale of Notes" or otherwise to carry out the purposes and intents of each and all of such Resolutions.

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